Exhibit 99.1

Altair Nanotechnologies Ships Batteries to the U.S. Army

RENO, NV – April 22, 2009 – Altair Nanotechnologies Inc. (Altairnano) (Nasdaq: ALTI), a leading provider of energy storage systems for clean, efficient power and energy management, announced today the shipment of 40 advanced battery systems in support of the Army’s M119 105mm lightweight gun digitization program.

The battery development initiative, announced by Altairnano in August 2008, is part of a military testing program to demonstrate the use of Altairnano’s advanced battery systems for improving performance, reliability, and safety attributes associated with M119 105mm gun batteries.  Jim Shields, the Army’s program manager indicated “I am very excited about the capability offered by the Altairnano battery technology and look forward to conducting system level testing and delivering leap ahead performance to our troops."

“Altairnano’s advanced battery systems exhibit the widest operating temperature ranges, and highest abuse tolerance of any lithium-ion battery available today,” said Terry Copeland, president and CEO, Altairnano. “The projected long-life of the batteries is also an important attribute, which is expected to help the military replace batteries less often than shorter
-lived, conventional lithium-ion batteries.”

Engineering and software design for the M119 gun digitization program is being managed by the Armaments Research Development and Engineering Center (ARDEC) at Picatinny Arsenal, New Jersey. Testing of the recently shipped battery systems by the U.S. Army’s Communications and Electronics Research, Engineering and Development Command (CERDEC) at Ft Monmouth, New Jersey is expected to continue through summer 2009. Once approved for the M119 105mm lightweight gun digitization program, the Altairnano battery systems could be offered for use throughout the military’s M119 105mm inventory, which currently numbers around 850 howitzers.

The system designed for the U.S. Army features a 24 Volt/22 Amp Hour battery with an integrated battery management system (BMS). The battery has broad applications beyond the M119 program and could extend to other weapons platforms, advanced military vehicle designs, portable power and back-up power applications.

About Altair Nanotechnologies Inc.
Headquartered in Reno, Nevada with manufacturing in Anderson, Indiana, Altairnano is a leading provider of energy storage systems for clean, efficient power and energy management. Going beyond lithium ion, Altairnano's Lithium-Titanate based battery systems are among the highest performing and most scalable, with applications that include battery cells for military artillery, battery packs for hybrid vehicles and energy storage systems for large-scale stationary power services. For more information please visit Altairnano at www.altairnano.com.

Forward-Looking Statements
This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that development of the advanced lithium ion-based batteries and related products described herein will not be completed for technical, political, strategic or other reasons; that any products developed will not perform as expected in future testing or real-world applications; and that even if full commercialization occurs, product sales may be limited and costs associated with production may exceed revenues. In addition, other risks are identified in the company's most recent Annual Report on Form 10-K and Form 10-Q, as filed with the SEC. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

For Additional Information:

Institutional Investors:	Media Relations:
C. Robert Pedraza	Jeff Brunings
Vice President, Corporate Strategy	Director, Strategic Marketing
Altair Nanotechnologies, Inc.	Altair Nanotechnologies, Inc
775.856.2500	775.856.2500
ir@altairnano.com	mediarelations@altairnano.com

Individual Investors:
Marty Tullio
McCloud Communications, LLC
949.553.9748
marty@mccloudcommunications.com

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